Exhibit 16 (a)(21) Subsidiaries of the Registrant ING LIFE INSURANCE AND ANNUITY COMPANY

SUBSIDIARY STATE OF INCORPORATION Directed Services LLC Delaware ING Financial Advisers, LLC Delaware